Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation in this Current Report on Form 8-K/A of our report dated May 17, 2000, appearing on Exhibit 99.2 to this Form 8-K/A.

NOELL DEETZ AGNEW & MORSE, LLP
Visalia, California
May 30, 2000